Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Municipal Advantage Fund, Inc.
33-32029, 811-05957

The annual meeting of shareholders was held on July 29, 2008, at The Northern Trust Company, 50 South LaSalle Street, Chicago, IL 60675; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to August 29, 2008 and additionally adjourned to September 30, 2008, October 28, 2008 and November 25, 2008.

Voting results are as follows:

 <c>Common and MuniPreferred shares voting together as a class
 <c> MuniPreferred shares voting together as a class
To approve the elimination of the Funds
fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
           22,214,414
                    2,948
   Against
             1,512,764
                       641
   Abstain
             1,572,156
                       134
   Broker Non-Votes
             5,763,413
                    8,940
      Total
           31,062,747
                  12,663



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
           22,370,519
                    3,040
   Against
             1,365,064
                       591
   Abstain
             1,563,751
                         92
   Broker Non-Votes
             5,763,413
                    8,940
      Total
           31,062,747
                  12,663



To approve the elimination of the fundamental policy relating to investing in other investment companies.


   For
           22,072,817
                    3,025
   Against
             1,576,290
                       601
   Abstain
             1,650,227
                         97
   Broker Non-Votes
             5,763,413
                    8,940
      Total
           31,062,747
                  12,663



To approve the elimination of the
fundamental policy relating to derivatives and short sales.


   For
           21,961,133
                    2,864
   Against
             1,703,165
                       685
   Abstain
             1,635,036
                       174
   Broker Non-Votes
             5,763,413
                    8,940
      Total
           31,062,747
                  12,663



To approve the elimination of the fundamental policy relating to commodities.


   For
           22,033,116
                    2,963
   Against
             1,615,126
                       578
   Abstain
             1,651,092
                       182
   Broker Non-Votes
             5,763,413
                    8,940
      Total
           31,062,747
                  12,663



To approve the new fundamental policy
relating to commodities.


   For
           22,201,425
                    2,928
   Against
             1,478,403
                       643
   Abstain
             1,619,506
                       152
   Broker Non-Votes
             5,763,413
                    8,940
      Total
           31,062,747
                  12,663



Proxy materials are herein incorporated by reference to the SEC filing on June 30, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 009010.